Exhibit 99.1

Winnebago Industries, Inc. Announces Cash Tender Offer for 6.25% SENIOR SECURED Notes DUE 2028

EDEN PRAIRIE, MINNESOTA, Feb. 3, 2025—Winnebago Industries, Inc. (NYSE: WGO) (the “Company”), a leading manufacturer of outdoor recreation products, today announced that it commenced a cash tender offer (the “Tender Offer”) to purchase its 6.250% Senior Secured Notes due 2028 (CUSIP No. 974637AC4 / U9701TAA4) (the “Notes”) in a principal amount of up to $75,000,000, exclusive of any applicable premiums paid in connection with the Tender Offer and accrued and unpaid interest. The terms and conditions of the Tender Offer are set forth in an Offer to Purchase dated February 3, 2025 (the “Offer to Purchase”), which is being sent to all registered holders (collectively, the “Holders”) of Notes.

Title of Security	Issuer	CUSIP Numbers(1)	Principal Amount Outstanding	Tender Cap	Base Consideration(2)(3)	Early Tender Premium(2)	Total Consideration(2)(3)
6.250% Senior Secured Notes due 2028	Winnebago Industries, Inc.	974637AC4/ U9701TAA4	$300,000,000	$75,000,000	$975.00	$30.00	$1,005.00

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release, the Offer to Purchase or printed on the Notes. They are provided solely for the convenience of Holders of the Notes.
(2)	Per $1,000 principal amount of Notes.
(3)	Excludes Accrued Interest, which will be paid in addition to the Base Consideration or the Total Consideration, as applicable.

“This tender offer reflects our commitment to enhancing long-term shareholder value through a disciplined capital allocation strategy," said Michael Happe, President and Chief Executive Officer of Winnebago Industries. “By leveraging our strong liquidity position, we can optimize our capital structure while continuing to drive innovation through strategic organic and inorganic investments.”

Bryan Hughes, the Company’s Chief Financial Officer, added, “This tender offer exemplifies our proactive strategy to effectively manage leverage through the cycle via our strong cash flow generation and accumulation. We have generated strong free cash flow over time enabling us to fund organic and inorganic investments, while also returning cash to shareholders. This tender reduces our higher-cost debt and reaffirms our commitment to executing on our capital priorities in a balanced manner.”

Holders of Notes must validly tender and not validly withdraw their Notes on or before 5:00 p.m., New York City time, on February 14, 2025, unless extended (such date and time, as the same may be extended, the “Early Tender Date”) in order to be eligible to receive the Total Consideration. Holders of Notes who validly tender their Notes after the Early Tender Date and on or before the Expiration Date (as defined below) will be eligible to receive only the applicable Base Consideration, which is equal to the Total Consideration minus the Early Tender Premium, as set forth in the table above. In addition to the applicable consideration, Holders whose Notes are accepted for purchase in the Tender Offer will receive accrued and unpaid interest to, but excluding, the date on which the Tender Offer is settled. The settlement date for Notes validly tendered and accepted for purchase before the Early Tender Date (if the Company elects to do so) is currently expected to be on or about February 20, 2025, and the final settlement date, if any, is expected to be March 7, 2025.

The Tender Offer will expire at 5:00 p.m., New York City time, on March 4, 2025, unless extended (such date and time, as the same may be extended, the “Expiration Date”). As set forth in the Offer to Purchase, validly tendered Notes may be validly withdrawn at any time on or before 5:00 p.m., New York City time, on February 14, 2025, unless extended (the “Withdrawal Deadline”).

The consummation of the Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase. The Company reserves the right, in its sole discretion, to waive any and all conditions to the Tender Offer with respect to the Notes.

If any Notes are validly tendered and the principal amount of such tendered Notes exceeds the Tender Cap as set forth in the table above, any principal amount of the Notes accepted for payment and purchased, on the terms and subject to the conditions of the Tender Offer, will be prorated based on the principal amount of validly tendered Notes, subject to the Tender Cap and any prior purchase of Notes on any day following the Early Tender Date and prior to the Expiration Date.

Any Notes that are validly tendered at or prior to the Early Tender Date (and not validly withdrawn at or prior to the Withdrawal Deadline) will have priority over any Notes that are validly tendered after the Early Tender Date. Accordingly, if the principal amount of any Notes validly tendered at or prior to the Early Tender Date (and not validly withdrawn at or prior to the Withdrawal Deadline) and accepted for purchase equals or exceeds the Tender Cap, no Notes validly tendered after the Early Tender Date will be accepted for purchase.

The Company’s obligations to accept any Notes tendered and to pay the applicable consideration for them are set forth solely in the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes. The Tender Offer is made only by, and pursuant to the terms of, the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase. Subject to applicable law, the Company may amend, extend, waive conditions to or terminate the Tender Offer.

J.P. Morgan Securities LLC is the Dealer Manager for the Tender Offer. Persons with questions regarding the Tender Offer should contact J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4818 (collect). Requests for copies of the Offer to Purchase should be directed to D.F. King & Co., Inc., the Tender and Information Agent for the Tender Offer, at (212) 269-5550 (banks and brokers), (800) 848-2998 (toll-free) or email at winnebago@dfking.com.

About Winnebago Industries, Inc.

Winnebago Industries, Inc. is a leading North American manufacturer of outdoor lifestyle products under the Winnebago, Grand Design, Chris-Craft, Newmar and Barletta Boat brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds high-quality motorhomes, travel trailers, fifth-wheel products, outboard and sterndrive powerboats, pontoons, and commercial community outreach vehicles. Committed to advancing sustainable innovation and leveraging vertical integration in key component areas, Winnebago Industries has multiple facilities in Iowa, Indiana, Minnesota, and Florida. The Company’s common stock is listed on the New York Stock Exchange and traded under the symbol WGO.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to risks relating to general economic uncertainty in key markets and a worsening of domestic and global economic conditions or low levels of economic growth; availability of financing for RV and marine dealers and retail purchasers; competition and new product introductions by competitors; ability to innovate and commercialize new products; ability to manage the Company’s inventory to meet demand; risk related to cyclicality and seasonality of the Company’s business; risk related to independent dealers; risk related to dealer consolidation or the loss of a significant dealer; significant increase in repurchase obligations; ability to retain relationships with the Company’s suppliers and obtain components; business or production disruptions; inadequate management of dealer inventory levels; increased material and component costs, including availability and price of fuel and other raw materials; ability to integrate mergers and acquisitions; ability to attract and retain qualified personnel and changes in market compensation rates; exposure to warranty claims and product recalls; ability to protect the Company’s information technology systems from data security, cyberattacks, and network disruption risks and the ability to successfully upgrade and evolve the Company’s information technology systems; ability to retain brand reputation and related exposure to product liability claims; governmental regulation, including for climate change; increased attention to environmental, social, and governance matters, and the Company’s ability to meet its commitments; impairment of goodwill and trade names; risks related to the Company’s outstanding convertible notes and senior secured notes, including the Company’s ability to satisfy its obligations under such notes; changes in recommendations or a withdrawal of coverage by third party security analysts; and other risks and uncertainties as may be described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These forward-looking statements should be considered in light of the discussion of risks and uncertainties described under the heading “Risk Factors” contained in the Company’s most recent annual report on Form 10-K, as well as any amendments to such filings, and in other filings with the SEC. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any changes in the Company's expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contacts

Investors: Ray Posadas

ir@winnebagoind.com

Media: Dan Sullivan

media@winnebagoind.com